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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  August 5, 1999


                          GREASE MONKEY HOLDING CORPORATION
               --------------------------------------------------------
                (Exact name of registrant as specified in its charter)


         Colorado                     000-9812                  87-0321320
----------------------------    --------------------       -------------------
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
    of incorporation)                                      Identification No.)



     633 17th Street,  Suite 400, Denver, Colorado                80202
     ---------------------------------------------              ----------
          (Address of principal executive offices)              (Zip Code)


          Registrant's telephone number, including area code:  (303) 308-1660


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ITEM 5.  OTHER EVENTS.

     On August 5, 1999, Grease Monkey Holding Corporation (GMHC) entered into an agreement dated as of July 30, 1999, to extend the term of the merger agreement signed on March 26, 1999, between GMHC and QL 3000, Inc. (QL 3000). On May 28, 1999, GMHC received and accepted the commitment for financing required by
Section 5.10 of the merger agreement. The current extension agreement extends the merger agreement until the later of October 31, 1999, or ten business days after GMHC holds a special shareholders' meeting to obtain approval for the merger; however, the merger agreement may be terminated prior to the termination date under certain circumstances. Section 6.9 of the merger agreement "Completion of Financings" has been deleted, thereby eliminating the requirement for QL 3000 to have completed all debt and equity financings prior to the effective date of the merger. QL 3000 has deposited $400,000 in escrow, which will be forfeitable to GMHC under certain circumstances. GMHC has agreed to pay $400,000 in liquidated damages in the event its shareholders fail to approve the merger, if GMHC materially breaches the merger agreement and under certain other conditions. Completion of the merger is subject to several conditions, including approval by GMHC's shareholders. There can be no assurances that the merger will be completed.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

           (c)  Exhibits (numbered in accordance with Item 601 of regulation
                S-B).

                2.1       Commitment Letter dated May 28, 1999.
                2.2       Extension Agreement dated August 5, 1999.
                99.1      Press Release


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     August 17, 1999

                                   GREASE MONKEY HOLDING CORPORATION




                                   By:  /s/ Rex L. Utsler
                                        -----------------
                                        Rex L. Utsler, President and Chief
                                        Operating Officer


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